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                                                                    Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Team Health, Inc. for the registration of $180,000,000 of debt securities and to the use of our report dated February 6, 2004 with respect to the consolidated financial statements of Team Health, Inc. for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Nashville, Tennessee
May 19, 2004